EXHIBIT 10.14

                         FORM OF STOCK OPTION AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated January 1, 1999, by and between Aviation Sales Company, a Delaware corporation (the "Company") and _____________ (the "Optionee"). Unless otherwise defined herein, capitalized terms shall have the meanings given to them in the Employment Agreement (as defined below).

         WHEREAS, Optionee and the Company have on the date hereof entered into an Employment Agreement (the "Employment Agreement") pursuant to which Optionee shall be employed by the Company; and

         WHEREAS, Optionee would not have entered into the Employment Agreement but for, among other things, the Company entering into this Agreement; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.       GRANT OF STOCK OPTION

         Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee the option to purchase, at any time prior to 5:00 p.m. on December 31, 2008 (the "Option Expiration Date"), an aggregate of ______ shares of the authorized but unissued common stock (the "Common Stock") of the Company (the "Options").

2.       EXERCISE PRICE.

         The Options shall be exercisable at an exercise price of $_____ per share of Common Stock (the "Exercise Price"). The Optionee shall pay all transfer taxes, if any, upon the exercise of the Options. The Exercise Price shall be subject to adjustment in the event of changes in the capitalization of the Company, as set forth in SECTION 5 hereto.

3.       EXERCISABILITY OF OPTIONS.

         a. VESTING OF RIGHT TO EXERCISE. The right to exercise the Options shall vest over a three-year period, with one-third of the Options vesting on the first, second and third anniversaries of this Agreement. If, however, the employment of the Optionee is terminated by the Company for Cause or in case of the death or Disability of the Optionee pursuant to the Employment Agreement, then all Options which have not vested on or prior to the date of such termination shall not vest and shall be automatically forfeited by the Optionee without any further action. Vested options shall be exercisable, in whole or in part, until the Option Expiration Date, regardless of whether the Optionee remains an employee, officer or director of the Company during that period. Notwithstanding the foregoing, the Options shall automatically vest: (i) upon a Change in Control, and (ii) if Optionee's employment with the Company is terminated by Optionee for Good Reason.


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"Change in Control" and "Good Reason" shall have the meanings given to them in the Employment Agreement.

         b. MANNER OF EXERCISE. The Options granted hereunder as to which the right to exercise has vested may be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary of the Company) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full of the price for such shares of Common Stock: (i) in cash or by certified or bank check payable to the order of the Company, (ii) by delivery of shares of Common Stock already owned by the Optionee and having a fair market value equal to the Exercise Price, or (iii) by a combination of cash and Common Stock.

         c. TERMINATION. Subject to the vesting provisions in subparagraph 3(a) above, Optionee shall have the right to exercise the Options until the Option Expiration Date, regardless of whether Optionee is an employee, officer or director of the Company at the time that he seeks to exercise the Options.

         d. DEATH. Upon the death of the Optionee, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right to exercise all of the Options then exercisable under this Agreement at any time prior to the Option Expiration Date.

         e. EXERCISE OF VESTED OPTIONS. An Option may not be exercised pursuant to this SECTION 3 unless the holder was entitled to exercise the Option at the time of such exercise.

         f. TRANSFER OF OPTIONS. Options granted hereunder which have become vested pursuant to subparagraph 3(a) above, shall be transferable, so long as the transferee of the Options agrees in writing to be bound by the terms of this Agreement.

4.       THE OPTIONEE'S INVESTMENT REPRESENTATIONS.

         The Optionee hereby agrees, acknowledges, represents and warrants to the Company the following:

         a. The Optionee is acquiring the Options hereunder for investment purposes only and without the intent toward the further sale and/or distribution thereof. In addition, the Optionee hereby agrees, acknowledges, represents and warrants, that in the event of the exercise of any of the Options hereunder, the shares of Common Stock issuable upon exercise of the Options (the "Option Shares") shall be acquired for investment purposes only and without the intent toward the further sale and/or distribution thereof.

         b. Unless the shares of Common Stock underlying the Options are registered in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Act"), and with other applicable securities laws, the certificates evidencing the Option Shares


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will bear a restrictive legend with respect to the sale or transfer thereof. Any subsequent sale, transfer, assignment or disposition of the Option Shares, must be made in compliance with the registration requirements of the Act, and with other applicable securities laws or pursuant to an applicable exemption from such registration requirements, in the opinion of counsel reasonably satisfactory to the Company.

         c. The Optionee is familiar with the business and financial condition of the Company, and the Optionee has been afforded the opportunity to ask all relevant questions of the Company's management with respect to the business and financial condition of the Company. The Optionee further agrees to re-assert any of said representations and warranties and to make any other representations and warranties, as reasonably requested by the Company, as of the date of exercise of any of said Options.

         d. The Optionee hereby further acknowledges, agrees, represents and warrants that the issuance of the Option Shares upon the exercise of the Options is conditioned, in part, upon the compliance with applicable securities laws. The Optionee agrees to deliver to the Company any reasonable documentation requested with respect thereto and further acknowledges and agrees that any said exercise of the Options and the issuance of the Option Shares may only be effectuated provided said exercise is in compliance with applicable laws and regulations. In addition, the Optionee further acknowledges that the Company is relying upon the representations and warranties of the Optionee hereunder with respect to compliance by the Company with applicable securities laws and regulations.

5.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         a. In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the shares of Common Stock of the Company, such adjustment shall be made in the number of Option Shares, and the Exercise Price shall be correspondingly adjusted to equitably reflect such change.

         b. Any adjustment in the number of Option Shares shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of an Option Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Option Shares.

6.       NO RIGHTS AS A SHAREHOLDER.

         The Optionee shall have no rights as a shareholder of the Company with respect to the Option Shares issuable upon the exercise of Options granted hereunder that have not been exercised and for which payment in full of the applicable Exercise Price has not been made as provided herein.


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7.       REGISTRATION.

         a. FORM S-8 REGISTRATION. The Company hereby agrees to file a Form S-8 Registration Statement to register the Option Shares for public sale. Such registration statement will be filed within 6 months after the date of this Option Agreement. The Company hereby agrees to use its best efforts to keep such registration statement current until all of the Option Shares are resold in public market.

8.       FURTHER CONDITIONS OF EXERCISE.

         a. DELIVERY OF SHARES BY COMPANY. The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use its best efforts to obtain such listing, qualification and compliance.

         b. WITHHOLDINGS. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of delivery of shares of Common Stock upon exercise of Options until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable upon exercise of such Options in an amount sufficient to reimburse the Company for the amount it is required to so withhold, or (iii) withholding the amount due from any such person's wages or compensation due such person.

9.       MISCELLANEOUS.

         a. INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         b. CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida, without application to the principles of conflict of laws.


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         c. NOTICES. All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given or made upon the earliest to occur of: (a) receipt, if made by personal service, (b) to (2) days after dispatch if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by facsimile, by telegram or by telex, or (d) seven (7) days after being mailed by registered mail (postage prepaid, return receipt requested) to the respective parties at the addresses on the face of this Agreement.

         d. BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights under this Agreement without the prior written consent of the other parties hereto.

         e. PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         f. SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         g. NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; PROVIDED, HOWEVER that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

         h. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         i. ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including the Employment Agreement referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         j. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and thereof strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law


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shall be deemed also to refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. This Agreement shall be neither construed against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning of its content.

         k. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  AVIATION SALES COMPANY

                                  By:___________________________________
                                  Name (print):
                                  Title:

                                  OPTIONEE:

                                  _______________________________________


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